                                                                   EXHIBIT 99.5

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the members of CGS and the Majority-Owned Affiliates:

We have audited in accordance with generally accepted auditing standards, the combined financial statements of CGS and the Majority-Owned Affiliates included in this registration statement and have issued our report thereon dated July 26, 2000. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The following schedule is the responsibility of the company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



ARTHUR ANDERSEN LLP

Orange County, California
July 26, 2000

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999


         (Amounts in thousands)
         Property Name                       Type             Location                       Encumbrances
         ------------------------------------------------------------------------------------------------
         Autumn Ridge                        Apartment        Pasadena, CA                        $ 5,467
         Bally's                             Inc. Land        Long Beach, CA                          950
         Beach and Lampson Pad D             Retail           Stanton, CA                             779
         Bristol Bay                         Office           Newport Beach, CA                     3,821
         Chrysler Building                   Office           Irvine, CA                           31,765
         Columbia North East                 Retail           Columbia, SC                           --
         Creekside/Riverside                 Apartment        Riverside, CA                         4,537
         Marketplace                         Retail           Columbia, SC                          5,218
         Northwest Corporate Ctr.            Office           Hazelwood, MO                        14,398
         Pacific Spectrum                    Office           Phoenix, AZ                           5,892
         Parkade Center                      Mixed            Columbia, MO                          6,234
         Phoenix Van Buren Land              Dev. Land        Phoenix, AZ                           1,300
         Richardson Plaza                    Retail           Columbia, SC                          4,243
         Sierra Technology                   High Tech        Austin, TX                            7,464
         Sorrento II Land                    Inc. Land        San Diego, CA                         2,755
         Villa Redondo Apts.                 Apartment        Long Beach, CA                        9,394
         West Florissant                     Mixed            St. Louis, MO.                        1,103
         ------------------------------------------------------------------------------------------------
                                                                                                 $105,320
         ================================================================================================

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999


       (Amounts in thousands)

                                                       Initial Cost          Costs Capitalized Subsequent
                                                        to Company                  to Acquisition
                                                                Buildings and                 Buildings and
       Property Name                                Land         Improvements       Land       Improvements
       ----------------------------------------------------------------------------------------------------
       Autumn Ridge                              $    380           $ 5,070       $   --          $ 1,485
       Bally's                                      1,109                --           --               --
       Beach and Lampson Pad D                        475               776           --               --
       Bristol Bay                                  2,894             4,192           --              227
       Chrysler Building                            2,527            22,851           --            1,337
       Columbia North East                             65               540           --              601
       Creekside/Riverside                            980             3,732           --               16
       Marketplace                                  1,796             4,050           --              162
       Northwest Corporate Ctr.                     1,300            10,853           --            1,231
       Pacific Spectrum                               485             3,770           --              152
       Parkade Center                               1,466             5,543           --               69
       Phoenix Van Buren Land                       1,033                --           --               --
       Richardson Plaza                             1,002             3,907           --            1,212
       Sierra Technology                            1,200             4,820           --              135
       Sorrento II Land                             3,298                --           --               --
       Villa Redondo Apts.                          3,000             5,304           --              209
       West Florissant                                 77               968           --                8
       --------------------------------------------------------------------------------------------------
                                                $   23,087         $ 76,376       $   --         $  6,844
       ==================================================================================================

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999


   (Amounts in thousands)
                                                           GROSS AMOUNT CARRIED AT CLOSE OF PERIOD(1)
                                                                        BUILDINGS AND
   Property Name                                             LAND        IMPROVEMENTS            TOTAL
   ---------------------------------------------------------------------------------------------------
   Autumn Ridge                                               380            6,555               6,935
   Bally's                                                  1,109             --                 1,109
   Beach and Lampson Pad D                                    475              776               1,251
   Bristol Bay                                              2,894            4,419               7,313
   Chrysler Building                                        2,527           24,188              26,715
   Columbia North East                                         65            1,141               1,206
   Creekside/Riverside                                        980            3,748               4,728
   Marketplace                                              1,796            4,212               6,008
   Northwest Corporate Ctr.                                 1,300           12,084              13,384(2),(3)
   Pacific Spectrum                                           485            3,922               4,407
   Parkade Center                                           1,466            5,612               7,078
   Phoenix Van Buren Land                                   1,033             --                 1,033
   Richardson Plaza                                         1,002            5,119               6,121(2)
   Sierra Technology                                        1,200            4,955               6,155
   Sorrento II Land                                         3,298             --                 3,298
   Villa Redondo Apts.                                      3,000            5,513               8,513
   West Florissant                                             77              976               1,053
   ---------------------------------------------------------------------------------------------------
                                                          $23,087          $83,220            $106,307
   ===================================================================================================

1. The aggregate cost for Federal Income Tax purposes as of December 31, 1999 was approximately $116,576,000.

2. The company recorded impairment losses on these Properties because the value derived from estimated future cash flows was less than capitalized costs to date.

3. These Properties were previously under development and have been placed into service during 1999.

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999


        (Amounts in thousands)
                                                     ACCUMULATED        DATE OF        DATE     DEPRECIABLE
        Property Name                                DEPRECIATION     CONSTRUCTION   ACQUIRED     LIFE(4)
        -------------------------------------------------------------------------------------------------
        Autumn Ridge                                  $     (84)            1999      May-99      40 yrs.
        Bally's                                             --               N/A      Sep-98          N/A
        Beach and Lampson Pad D                             (42)            1987      Oct-97      40 yrs.
        Bristol Bay                                        (551)            1988      Aug-86      40 yrs.
        Chrysler Building                                (3,902)            1989      Aug-93      40 yrs.
        Columbia North East                                (266)         1991(5)      Feb-89      40 yrs.
        Creekside/Riverside                                (194)            1991      Nov-97      40 yrs.
        Marketplace                                      (1,154)         1980(5)      Feb-89      40 yrs.
        Northwest Corporate Ctr.                           (187)      1983-87(6)      Aug-98      40 yrs.
        Pacific Spectrum                                   (576)            1986      Dec-94      40 yrs.
        Parkade Center                                     (308)            1965      Nov-97      40 yrs.
        Phoenix Van Buren Land                              --               N/A      Aug-97          N/A
        Richardson Plaza                                 (2,151)         1992(5)      Feb-89      40 yrs.
        Sierra Technology                                  (680)            1986      Dec-94      40 yrs.
        Sorrento II Land                                    --               N/A      Oct-97          N/A
        Villa Redondo Apts.                                (565)            1990      May-96      40 yrs.
        West Florissant                                     (59)            1964      Nov-97      40 yrs.
        -------------------------------------------------------------------------------------------------
                                                      $ (10,719)
        =================================================================================================

4. The life to compute depreciation on building is 40 years. The life to compute depreciation on building improvements is 4-40 years.

5. These Properties were significantly remodeled. The date of remodeling is listed under date of construction.

6. These Properties were built in multiple years. The average of these years is used to compute the age.

7. These loans are subject to cross default and collateralization provisions.

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999


                       SUMMARY OF ACTIVITY OF REAL ESTATE HELD FOR INVESTMENT AND ACCUMULATED DEPRECIATION
                       The changes in real estate held for investment for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                                                           Years Ended December 31,
                       (IN 000'S)                                      1999           1998       1997
                       ---------------------------------------------------------------------------------
                       Balance, beginning of the period:
                                                                    $ 98,829        $85,371    $67,388
                       Additions during period:
                          Acquisitions                                 6,629         12,399     17,353
                          Improvements                                 3,883          1,059        630
                       Deductions during period:
                          Properties disposed of                      (3,034)            --         --
                       --------------------------------------------------------------------------------
                       Balance, end of period:                      $106,307        $98,829    $85,371
                       =================================================================================

                       The changes in accumulated depreciation for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                                                           Years Ended December 31,
                       (IN 000'S)                                    1999            1998           1997
                       ---------------------------------------------------------------------------------
                       Balance, beginning of the period:           $8,481        $6,695           $5,223
                       Additions during period:
                          Depreciation                              2,238         1,786            1,472
                       Deductions during period:
                          Properties disposed of                       --            --               --
                       ---------------------------------------------------------------------------------
                       Balance, end of period:                     $10,719       $8,481           $6,695
                       =================================================================================